Exhibit 99.1

FOR IMMEDIATE RELEASE

China Executive Education Corp. Announces Third Quarter 2010 Financial Results

HANGZHOU, P.R. China, November 16, 2010 /PRNewswire-Asia-FirstCall/ -- China Executive Education Corp. (OTC Bulletin Board: CECX) (“China Executive Education” or the “Company”), a China-based executive training company designed to fit the needs of Chinese entrepreneurs with classes and seminars to improve their skills in marketing, sales, public speaking, leadership, motivation, and a variety of business management skills, today announced its financial results for the third quarter ended September 30, 2010. The Company posted revenues of $6.5 million and quarterly GAAP net income of $1.2 million, or $0.06 per diluted share. These results compare to revenue of $3.7 million and quarterly GAAP net income of $1.5 million, or $0.07 per diluted share, for the same period last year. Summary financial data is provided below:

Third Quarter 2010 Financial Highlights

•	Revenues for the third quarter of fiscal year 2010 increased by 76.6% year-over-year to $6.5 million, up from $3.7 million in the third quarter of 2009.
o	Proprietary training courses generated $3.5 million or 54.7% of total revenues
o	Featured lectures generated $2.9 million or 45.3% of total revenues

•	Net income attributable to the Company for the third quarter decreased 19.7% year-over-year to $1.2 million, compared with $1.5 million for the third quarter of 2009.

•	Gross margin for the third quarter was 65.5% based on gross profit of $4.2 million, compared with a 70.5% margin in the same period last year.

•	Operating income and operating margin for the third quarter were $2.1 million and 32.7%, respectively, compared to $2.2 million and 60.0%, respectively, in the third quarter of 2009.

•	Earnings per diluted share were $0.06 for the quarter, compared with diluted EPS of $0.07 achieved in the same period a year ago.

Financial Highlights for the Nine Months Ended September 30, 2010

•	Revenues for the nine months ended September 30, 2010 totaled $15.5 million, as compared to $5.5 million for the year-ago period (taken from the Company’s inception on April 23, 2009).
o	Proprietary training courses generated $6.7 million or 43.2% of total revenues
o	Featured lectures generated $8.8 million or 56.8% of total revenues

•
Net income attributable to the Company for the nine months ended September 30, 2010 was $3.9 million, as compared to $2.3 million for the period ended September 30, 2009 (taken from the Company’s inception on April 23, 2009).

FOR IMMEDIATE RELEASE

•
Gross margin for the nine months ended September 30, 2010 was 70.9% based on gross profit of $11.0 million, compared with a 64.1% margin for the period ended September 30, 2009 (taken from the Company’s inception on April 23, 2009).

•
Operating income and operating margin for the nine months ended September 30, 2010 were $5.6 million and 36.1%, respectively, as compared to operating income of $3.0 million for the period ended September 30, 2009 (taken from the Company’s inception on April 23, 2009).

•
Earnings per diluted share were $0.18 for the nine months ended September 30, 2010, compared with diluted EPS of $0.10 for the same period in 2009 (taken from the Company’s inception on April 23, 2009).

“Thanks to the success of our recent marketing efforts, we achieved impressive sales growth this quarter, and our margins and balance sheet remain strong,” commented Kaien Liang, Chairman and Chief Executive Officer of China Executive Education Corp. “We ramped up our operating expenses during the third quarter to support the aggressive expansion of our sales and marketing efforts in response to rising demand for executive training services in China. We expect to continue investing in our sales and marketing campaigns over the next few quarters as we remain focused on expanding our operations and building national brand recognition. China Executive Education recently participated in a hybrid concert and motivational speech event at Shanghai Stadium, which attracted nearly 50,000 attendees and was very well-received. We are confident that our short-term expenditures on building the foundation of our business will ultimately result in greater visibility, increased market share, and sustained top- and bottom-line growth.”

Third Quarter 2010 Results of Operations

Revenues

Revenues for the three months ended September 30, 2010 were $6.5 million as compared to $3.7 million for the three months ended September 30, 2009. The increase of $2.8 million, or 76.6%, was primarily due to the strong demand for executive training programs in China and the Company’s expansion of its business operations in its target markets of Hangzhou and Shanghai. The Company also increased its sales, marketing and advertising efforts during the quarter, resulting in greater visibility and brand recognition. More than 1,324 students attended the Company’s training courses or featured lectures during the three months ended September 30, 2010, compared to 889 students for the same period in 2009.

The Company's proprietary training courses generated $3.5 million, or 54.7% of its total revenue, in the third quarter of 2010. Its featured lectures business generated $2.9 million, or the remaining 45.3% of total revenue, for the third quarter of 2010.

FOR IMMEDIATE RELEASE

Gross Profit

Gross profit for the three months ended September 30, 2010 was $4.2 million as compared to $2.6 million for the three months ended September 30, 2009. Costs of sales for the three-month period were $2.2 million as compared to $1.1 million for the same period a year ago. The Company’s gross margin was 65.5% and 70.5% for the three months ended September 30, 2010 and 2009, respectively.

Income from Operations

Operating income for the three months ended September 30, 2010 amounted to $2.1 million as compared to $2.2 million for the three months ended September 30, 2009. Operating expenses for the three-month period totaled $2.1 million as compared to $0.4 million for the same period a year ago. The increase in operating expenses was primarily due to increased sales and marketing costs as the Company expanded its business, increased rental expenditures for hotels and conference rooms for the Company’s business operations, and expenses associated with becoming a public company. Selling expenses were approximately $1.0 million for the third quarter, or 48.6% of total operating expenses, and consisted primarily of sales commission paid to outside agents for student recruiting and salaries paid to outsource marketing and sales forces. General and administrative ("G&A") expenses were approximately $1.1 million for the third quarter, or 51.4% of total operating expenses. Selling and G&A expenses represented 15.9% and 16.8% of total revenues for the quarter, respectively.

Net Income

Net income attributable to the Company for the three months ended September 30, 2010 was $1.2 million, as compared to $1.5 million for the three months ended September 30, 2009, primarily due to the increase in operating expenses. Earnings per diluted share were $0.06 for the quarter, compared with diluted EPS of $0.07 for the same period a year ago.

Results of Operations for the Nine Months Ended September 30, 2010

Revenues

Revenues for the nine months ended September 30, 2010 were $15.5 million as compared to $5.5 million for the year-ago period (taken from the Company’s inception on April 23, 2009). The increase was primarily due to the Company’s effective execution of its business model and rapid establishment in its target markets of Hangzhou and Shanghai. The Company's proprietary training courses generated $6.7 million, or 43.2% of its total revenue, in the first nine months of 2010. Its featured lectures business generated $8.8 million, or the remaining 56.8% of total revenue, for the first nine months of 2010. More than 4,065 students attended the Company’s training courses or featured lectures during the nine months ended September 30, 2010.

Gross Profit

Gross profit for the nine months ended September 30, 2010 was $11.0 million as compared to $3.6 million for the year-ago period (taken from the Company’s inception on April 23, 2009).  The Company’s gross margin was 70.9% and 64.1%, respectively, for the nine months ended September 30, 2010 and 2009 (taken from April 23, 2009).

FOR IMMEDIATE RELEASE

Income from Operations

Operating income for the nine months ended September 30, 2010 amounted to $5.6 million as compared to $3.0 million for the period ended September 30, 2009 (taken from the Company’s inception on April 23, 2009). Operating expenses for the nine months ended September 30, 2010 totaled $5.4 million as compared to $0.5 million in the same period a year ago (taken from April 23, 2009). The increase in operating expenses was primarily due to an increase in sales and marketing costs as the Company expanded its business, increased rental expenditures for hotels and conference rooms for the Company’s business operations, expenses associated with becoming a public company, and consulting expenses related to the Company’s uplisting efforts.

Net Income

Net income attributable to the Company for the nine months ended September 30, 2010 was $3.9 million, as compared to $2.3 million for the period ended September 30, 2009 (taken from the Company’s inception on April 23, 2009). Earnings per diluted share were $0.18 for the nine-month period, compared with diluted EPS of $0.10 for the same period in 2009 (taken from April 23, 2009).

Liquidity and Capital Resources

As of September 30, 2010, China Executive Education had cash and cash equivalents of $7.0 million, working capital of $5.7 million, and no long-term debt. The Company’s shareholders’ equity at September 30, 2010 was $5.9 million. The Company generated $2.3 million in net cash from operating activities for the nine months ended September 30, 2010, as compared to $4.6 million for the nine months ended September 30, 2009. The Company used $0.1 million in cash for investing activities during the nine months ended September 30, 2010, as compared to $59,103 for the same period in 2009. The Company used $1.5 million in cash for financing activities for the nine months ended September 30, 2010, as compared to cash provided by financing activities of $87,818 for the same period in 2009.

About China Executive Education Corp.

China Executive Education Corp., operating through MYL Business, is a fast-growing executive education company in China that offers comprehensive professional training programs in Hangzhou and Shanghai, two prosperous and commercial cities of China. Through open-enrollment training programs, including proprietary training courses and featured lectures, the company provides Chinese business executives with a variety of business training such as sales, marketing, leadership development, and highly effective personal skills development focused on decision-making skills, negotiation skills, public speaking skills and people skills. The training courses include a 7-course package for CEOs, as well as 22 other business development courses. The company is also one of very few business education training companies in China with the reputation and resources to attract world-renowned masters such as management guru Tom Peters, leadership guru John Maxwell, and relationship guru John Gray to China. China Executive Education Corp. will continue to pave the way for Chinese entrepreneurs who would like to have greater success going forward, helping them to reach international markets more easily. Since formally launching in April 2009, the company has provided its training programs to 2,874 Chinese business owners and executives from a broad range of industries.

FOR IMMEDIATE RELEASE

Forward-Looking Statements

This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact included herein are "forward-looking statements," including statements regarding the Company’s ability to pursue its commercial objectives, the demand for and effectiveness of the Company’s services, the Company’s visibility, the Company’s market share and the Company’s future top- and bottom-line growth. In addition, the Company’s operations are conducted in the PRC and, accordingly, are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe such as risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available at http://www.sec.gov. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Investor Relations Contact:

Dave Gentry, U.S.
RedChip Companies, Inc.
Tel: +1-800-733-2447, Ext. 104
Email: info@redchip.com

Jing Zhang, China
RedChip Beijing Representative Office
Tel: +86 10-8591-0635
Web: http://www.RedChip.com

CHINA EXECUTIVE EDUCATION CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2010	December 31, 2009
	(Unaudited)

CURRENT ASSETS
Cash and cash equivalents	$7,027,507	$6,381,770
Restricted cash	298,902	-
Accounts receivable, net	55,543	33,324
Other receivables	1,836,858	1,008,565
Advances to vendors	370,265	731,365
Total current assets	9,589,075	8,155,024

PROPERTY AND EQUIPMENT, NET	260,332	87,369

OTHER ASSET	-	91,505

TOTAL ASSETS	9,849,407	8,333,898

CURRENT LIABILITIES
Accounts payable	17,124	-
Advance from customers	2,405,687	3,628,810
Taxes payable	1,342,424	537,541
Payroll payable	92,272	90,419
Other payables and accrued liabilities	15,814	592,788
Total current liabilities	3,873,321	4,849,558

STOCKHOLDERS' EQUITY

Common Stock, $0.001 par value 70,000,000 shares authorized, 22,760,200 shares and 21,560,000 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	22,760	21,560
Additional paid-in capital	1,590,511	66,311
Statutory reserve	358,026	358,026
Retained earnings	4,132,815	3,131,806
Accumulated other comprehensive income (loss)	(154,803)	1,592
Total stockholders' equity	5,949,309	3,579,295
Non-controlling interest	26,777	(94,955)
Total Equity	5,976,086	3,484,340

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$9,849,407	$8,333,898

CHINA EXECUTIVE EDUCATION CORP.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months ended September 30		Nine months ended September 30,	From inception (April 23, 2009) to September 30,
	2010	2009	2010	2009

Revenues	$6,486,065	$3,672,548	$15,528,473	$5,547,485
Cost of revenue	2,239,353	1,084,485	4,521,454	1,992,570
Gross profit	4,246,712	2,588,063	11,007,019	3,554,915

Operating expenses
Selling expenses	1,034,295	29,426	2,408,154	94,691
General and administrative expenses	1,091,981	354,761	2,999,923	448,678
Total operating expenses	2,126,276	384,187	5,408,077	543,369

Income from operations	2,120,436	2,203,876	5,598,942	3,011,546

Other income (expenses)
Interest income (expenses)	(1,550)	(1,486)	3,402	(14,751)
Other income (expenses)	(287,537)	(146,755)	(192,309)	(151,099)
Total Other income(expenses)	(289,087)	(148,241)	(188,907)	(165,850)

Income before income taxes	1,831,349	2,055,635	5,410,035	2,845,696

Provision for income taxes	516,465	523,288	1,408,903	789,512

Net income	1,314,884	1,532,347	4,001,132	2,056,184
Less: net income attributable to non-controlling interest	77,613	(8,243)	121,619	(283,078)
Net income attributable to the Company	1,237,271	1,540,590	3,879,513	2,339,262

Comprehensive income
Total foreign currency translation gain (loss)	(84,918)	1,939	(162,950)	2,191
Less: foreign currency translation gain attributable
to non-controlling interest	(7,736)	168	(8,147)	104
Foreign currency translation gain (loss) attributable
to common stockholders	(92,654)	2,107	(154,803)	2,087

Comprehensive income attributable to the Company	$1,144,617	$1,542,697	$3,724,710	$2,341,349

Basic and diluted income per common share	$0.06	$0.07	$0.18	$0.10

Basic and diluted weighted average common shares outstanding	22,736,024	21,560,000	22,246,996	21,560,000

Cash dividends per common share	$0.07	$-	$0.13	$-

CHINA EXECUTIVE EDUCATION CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(UNAUDITED)

	For the nine months ended September 30
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,001,132	$2,056,184
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	40,953	801
Stock issued for services	105,000	-
Changes in assets and liabilities
(Increase) decrease in -
Restricted cash	(293,823)	-
Accounts receivable	(21,171)	-
Other receivables	(843,241)	(651,072)
Advances to vendor	369,688	(275,597)
Increase (decrease) in -
Accounts payable	16,841	354
Advance from customers	(1,275,397)	2,832,268
Payroll Payable	-	604
Taxes payable	777,216	669,921
Other payables and accrued liabilities	(586,889)	14,555
Net cash provided by operating activities	2,290,309	4,648,018

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property & equipment	(117,424)	(59,103)
Net cash used in investing activities	(117,424)	(59,103)

CASH FLOWS FROM FINANCING ACTIVITIES:
Shareholder capital contributions	-	87,818
Dividend payment	(2,878,504)	-
Proceeds from issuance of common stock under a private placement	1,420,400	-
Net cash provided by (used in) financing activities	(1,458,104)	87,818

EFFECT OF EXCHANGE RATE CHANGE ON CASH & CASH EQUIVALENTS	(69,043)	92,021

NET INCREASE IN CASH & CASH EQUIVALENTS	645,737	4,768,754

CASH & CASH EQUIVALENTS, BEGINNING OF PERIOD	6,381,770	-

CASH & CASH EQUIVALENTS, END OF PERIOD	$7,027,507	$4,768,754

Supplemental disclosures of cash flow information:
Income tax paid	$704,764	$298,389
Interest paid	$-	$-

Non-cash investing and financing activities
Common stock issued for services	$105,000	$-
Dividend declared	$2,878,504	$-

###

SOURCE:  China Executive Education Corp.